UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

Voltari Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-186564	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 W. 26th Street

Suite 415

New York, NY 10001

(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2014, Voltari Corporation (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) that, based on the Company’s continued non-compliance with the applicable $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, the Company’s securities are subject to delisting from NASDAQ unless the Company timely requests a hearing before the Listing Qualifications Panel (the “Panel”). The Company intends to timely request a hearing before the Panel, at which hearing the Company will present its plan to evidence and sustain compliance with all applicable requirements for continued listing on NASDAQ. The Company’s common stock will continue to trade on The NASDAQ Capital Market under the symbol “VLTC” pending completion of the hearing process and the expiration of any extension period granted by the Panel.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

November 26, 2014	By:	/s/ Richard Sadowsky
(Date)		Richard Sadowsky Acting Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated November 26, 2014.